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                                                                   Exhibit 10.13

                          COMMERCIAL LEASE AGREEMENT
                                      for
                         Chandler Properties Group, LLC
                                      and
                         Sun Community Bancorp Limited

     THIS COMMERCIAL LEASE (hereinafter referred to as "Lease") made this 26th day of October, 1998, by and between Chandler Properties Group, LLC, an Arizona Limited Liability Company, hereinafter referred to as "Landlord," of Chandler, Arizona, and the Sun Community Bancorp Limited, an Arizona Corporation, hereinafter referred to as "Tenant," of Phoenix, Arizona.

                                  WITNESSETH:

1. DEMISED PREMISES. Landlord in consideration of the Rents to be paid and the covenants and agreements to be performed by Tenant, does hereby Lease unto Tenant the entire Premises, hereinafter referred to as "Premises," such Premises commonly referred to as 1940 North Alma School Road, Phoenix, Arizona and legally described in Schedule "A."

2. TERM. The term of this Lease shall be for a period of ten (10) years, commencing on the October 28, 1999, and terminating on October 27, 2009.

3. OPTIONS TO RENEW. Landlord hereby grants Tenant two (2) options to renew this Lease, each of which shall be for a term of five (5) years. Each such option shall incorporate all the terms of this Lease. If Tenant elects to exercise any or all of the options, it shall provide written notice to Landlord no later than one hundred and twenty (120) days before the expiration of the then term or renewal term.

4. COMMENCEMENT DATE. The Commencement Date of this Lease shall be October 28, 1998.

5. RENT COMMENCEMENT DATE. The Rent Commencement Date shall be April 18, 1999.

6. ANNUAL BASE RENT. Tenant shall pay to Landlord as Rent for the Premises the following:

     A. Thirty thousand ($30,000.00) dollars upon the Commencement Date of this Lease;

     B. One thousand five hundred and twenty one---27/100 ($1,521.27) dollars on March 1, 1999;


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     C.   Seven thousand, seven hundred and forty seven ($7,747.67) dollars on the first day of each month thereafter for the initial term and all renewal terms of this Lease. Rent shall be payable in the manner and at a location as specified by Landlord.

7. TENANT OPERATING EXPENSES. As additional Rent to the Base Rent set forth above in Provision 6, Tenant shall also pay all Operating Costs associated with the Premises. Such costs shall include, but not be limited to, janitorial, rubbish removal, heating, air conditioning, electricity, water & sewer and pro rated C.A.M. charges assessed by Warner Plaza.

8. LANDLORD COSTS. Payment of the following miscellaneous costs shall the sole responsibility of Landlord:

     A. Any fines, penalty charges or interest incurred by Landlord due to violation of law or late payment;

     B. Principal, interest or other expenses incurred in connection with obtaining or servicing loans; and

     C. Income taxes, franchise and filing fees.

9 TAXES. As additional Rent to the Base Rent and the Operating Expenses set forth above in Provisions 6 and 7, Tenant agrees to pay all a) real estate taxes, b) special assessments, c) any other taxes that may be levied, assessed or imposed in lieu of ad valorum taxes made against the Premises and first becoming due and payable during the relevant calendar year, d) any taxes or special assessments levied on the rentals from the Premises (not to include income taxes) and e) any taxes or special assessments resulting from Landlord's use, ownership or operation of the Premises.

If, however, Landlord shall construct improvements upon the land which the Premises is located, and for a purpose which is not used exclusively to serve the Premises or the Tenant generally, then that portion of such real property taxes and assessments attributable to the assessed value of such improvements shall not be included in taxes. If special assessments are payable in installments over a period of years, only that installment which in the ordinary course must be paid in a given calendar year to avoid delinquency shall be included in taxes for such year.

Upon early termination or expiration of this Lease, Tenant shall immediately pay to Landlord all such taxes that have accrued through the date of early termination or expiration.

10. ALTERATIONS AND IMPROVEMENTS. Except as set forth below, Tenant may make all alterations and improvements to the Premises without the prior approval of the Landlord. All alterations and improvements to the Premises in excess of sixty thousand ($60,000) dollars shall require the prior written consent of Landlord, reasonable consent not to be withheld. In such case, Tenant, at least ten (10) days prior to the commencement of construction, shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work. All alterations and improvements shall become the property of the

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Landlord at the termination of this Lease, excepting equipment, shelving, cabinet units, personal property and any other property generally considered to be trade fixtures in Tenant's business.

11. REPAIRS. Tenant shall make all necessary repairs to the Premises, and to the heating, air conditioning and electrical systems located therein. Tenant shall also make all repairs to the Premises which are structural in nature or are required due to fire, casualty or other act of God. Tenant's obligations for repair of the Premises include both the interior and exterior of the Premises. Obligations include the responsibility to maintain the air conditioning system and the roof, as well as the landscaping and irrigation system. Obligations to maintain include the obligations to replace items, including but not limited to, air conditioning units, the roof, and/or the asphalt of the parking if necessary because of damage and/or reasonable wear and tear during the term of this Lease.

Except as provided above, Tenant shall keep the Premises in good repair, and Tenant shall, upon the expiration of the term of this Lease and any exercised options of this Lease, yield and deliver up the Premises in like condition as when taken, reasonable wear and tear thereof and repairs required to be made by Tenant and/or Landlord excepted.

In the event that the Landlord shall be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the Premises or the property thereunder, unless the same is a result of Tenant's act, neglect, default or mode of operation, in which event Tenant shall make all such repairs, alterations and improvements, then Landlord shall immediately notify Tenant of such governmental requirement, and Tenant shall make such repair with reasonable dispatch.

Tenant shall, at its own cost and expense, make all repairs and provide all maintenance in connection with any alterations, additions or improvements made by Tenant pursuant to authority herein in this Lease.

12. ABATEMENT. In the event that Landlord must fulfill its duties under Provision 10, and Tenant shall be unable to conduct business in part of or all of the Premises for more than five (5) business days as a result of Landlord's responsibilities, then, and thereafter. Rent shall abate in proportion to the amount of the Premises for which Tenant shall be precluded from conducting business. Abatement shall be such proportion of the monthly Rental as the number of days in such fractional month bears to the total number of days in the calendar month.

13. ASSIGNMENT AND SUBLETTING. Tenant shall have the exclusive right to transfer, assign, or sublease all or any portion of the Premises without first obtaining Landlord's prior if such transfer, assignment or subletting is to an Affiliate of Tenant. More so, Affiliate may transfer, assign or sublease this Lease to another Affiliate, without Landlord's consent. Tenant's Affiliates shall mean any company controlling, controlled by or under common control with Tenant, as well as any entity acquiring all or substantially all of Tenant's assets. Unless approved by Landlord, the original Tenant shall not be released from its obligations under this Lease if such transfer, assignment or sublease occurs. A transfer of an ownership interest in Tenant shall not be deemed a transfer, assignment or sublease of this Lease.

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All other transfers, assignments and subleases shall first require the approval of Landlord, reasonable approval not to be withheld or delayed.

14. INSURANCE. Tenant shall procure and keep in effect during the entire term hereof, public liability and property damage insurance protecting Landlord and Tenant from all cause, including their own negligence, having as limits of liability of Two Million ($2,000,000) DOLLARS for damage resulting to one person; Two Million ($2,000,000) DOLLARS for damage resulting from one casualty; and Two Million ($2,000,000) DOLLARS for property damage resulting from any one occurrence. Tenant shall deliver policies of such insurance or certificates thereof to Landlord. Such policies or certificates shall not be cancelable without thirty (30) days written notice to Landlord. In the event that Tenant shall fail to procure such insurance, Landlord, may, at its option, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as an additional charge upon receipt by Tenant.

Tenant shall maintain a fire insurance and casualty policy for the Premises, business interruption coverage and all such other insurance as required by government authorities and creditors, in such amounts as Landlord shall deem appropriate. The fire and casualty policy will also include a loss of gross rents coverage (the gross rents coverage should last for at least nine (9) months.).

15. WAIVER OF CLAIMS. For purposes of this provision and the following Provisions 16 and 17, reference to "both parties" or "either party" shall include Landlord, its agents, employees, invitees, licensees, and all other parties acting through and under Landlord, and Tenant, its agents employees, invitees, licensees, and other parties acting through and under Tenant.

Both parties waive all claims against one another and shall hold one another harmless from any liability for damages to any person or property in or about the Premises and the property on which it is located, for any cause whatsoever, excepting those claims and that damage occurring in the common areas of the Premises, and excepting those claims and that damage caused by the gross negligence or willful and wanton conduct of one another.

16. INDEMNIFICATION. If, as a result of the negligence or willful and wanton conduct of either party or their employees, invitees, licensees, and all other parties acting under or through them, a judgment is sought against the other party to this Lease, then the negligent and/or willful party shall indemnify the other party against all expenses, liabilities and claims, by or on behalf of any person or entity, arising out of either (1) a failure to perform any of the terms or conditions of this Lease, (2) injury or damage happening on or about the Premises as described above, (3) failure to comply with any law of any governmental authority that was a direct responsibility of one party and not the other party, and (4) any mechanic or construction lien or security interest filed against the Premises for equipment, materials or alterations of the Premises, or improvements thereon resulting from work contracted for by either party.

17. COMPLIANCE WITH LAWS. Both parties agree to conform with all governmental regulations affecting the Premises and shall indemnify the other party for any penalties, damages or other charges imposed for any violations of laws due to the actions or the neglect of either party.

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18. ENVIRONMENTAL COMPLIANCE.

     A. Neither party shall use, process or handle any hazardous substances or toxic waste on the Premises except in strict compliance with federal, state or local laws, statutes, ordinances, and regulations. Neither party shall store or dispose of any hazardous substances or toxic waste on the property which the Premises is located. For purposes of this Lease, the term "hazardous substances" shall have the meaning established in 42 U.S.C.
     section 9601(14).

     B. Both parties shall comply with all federal, state or local laws, statutes, ordinances, and regulations relating to safety, industrial hygiene and to the environmental condition of the property which the Premises is located. Both parties will immediately inform the other of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous substances, radioactive materials, toxic wastes or related materials into the environment. Both parties will immediately inform the other of any violation of any environmental protection laws or regulation.

     C. Both parties shall be strictly liable to the other for any release of hazardous substances in or on the property which the Premises is located after the termination of this Lease period and the indemnity provided by this Lease shall be continuing. This liability shall be a separate obligation of both parties and shall not be barred or extinguished by the issuance of a Writ of Restitution based upon any default in this Lease.

19. RESPONSIBILITY FOR DAMAGE TO PREMISES. All damage to the Premises caused by Tenant, its agents, employees, invitees, licensees, and all other parties acting through and under Tenant, shall be repaired by Tenant at Tenant's sole expense. If Tenant shall fail to do so, Landlord shall have the right to make such repairs or replacements, and any cost so incurred by Landlord in making such repairs or replacements shall be paid by Tenant, in which event such cost shall become additional Rent payable with the installment of Rent next becoming due under the terms of this Lease. All damage to the Premises caused by Landlord, its agents, employees, invitees, licensees, and all other parties acting through and under Landlord, shall be repaired by Landlord at Landlord's sole expense.

20. FIRE OR OTHER CASUALTY. In the event the Premises is damaged or destroyed in whole or in part by fire or other casualty during the term hereof, Landlord shall, at its own expense, repair and restore the same to tenantable condition with reasonable dispatch, and the Rent, including taxes and operating expenses shall abate entirely in case the entire Premises is untenantable and pro rate for the portion rendered untenantable, in the event of partial untenantability, until such time as the Premises is restored to a condition in which Tenant can operate its business in a fashion substantially similar to that in which it was operated before the damage or destruction. Within a period of forty five (45) days after such damage or destruction, Landlord shall deliver in writing to Tenant Landlord's guarantee that the Premises will be restored to tenantable condition within one hundred and thirty five (135) from the date of such damage or destruction. If Landlord cannot guarantee that the Premises will be restored to tenantable condition within this period of one hundred and thirty five (135) days, Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other and any Rent paid for any period in advance of the date of such damage and destruction shall be refunded to Tenant. If the Premises is damaged due to fire or other casualty caused by Landlord, its agents, employees, invitees, licensees, or other parties acting through and under Landlord, then



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Landlord shall, at its own cost and expense, remove such of Tenant's furniture and other belongings from the Premises.

Each party hereby releases the other from any liability resulting from damage by fire or any other peril covered by extended coverage insurance with waiver of subrogation normally available in the State of Arizona, irrespective of the cause therefor. Provided, however, that if an increase in premium is required for such waiver of subrogation, the other party will pay such increase or the waiver will not be furnished.

21. EMINENT DOMAIN. If the whole or any substantial part of the Premises shall be taken by any public authority under the power of eminent domain, then Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. All Rent paid in advance of such date shall be refunded to Tenant. In the event that neither party hereto shall terminate this Lease, Landlord shall make all necessary repairs to the Premises to render and restore the same to a complete architectural unit, and Tenant shall continue in possession of the portion of the Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the Rent reserved herein shall be reduced in direct proportion to the amount of the Premises to be taken.

The entire compensation awarded in or by reason of said eminent domain proceedings shall belong to Landlord, whether such damages shall be awarded as compensation for diminution value to the leasehold or to the fee of the Premises. Provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, personal property and leasehold improvements, such as, but not limited to equipment, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes, blinds, and all other window coverings, belonging to Tenant, or moving expenses and relocation benefits.

22. RULES AND REGULATIONS. The rules and regulations set forth on Schedule "C" attached hereto, and hereby made a part of this lease, together with such other reasonable rules and regulations as Landlord shall make from time to time upon ten (10) days notice to Tenant, are of uniform applicability to all tenants of the Premises of which Tenant shall have received notice. These rules and regulations shall be binding upon Tenant and are hereby expressly made part of this Lease. Landlord shall protect Tenant's right to quit enjoyment by enforcing the Rules and Regulations against all other Tenants, and their agents, employees, invitees, licensees, all other parties acting through and under other Tenants, and all other occupants of the Premises or the property on which it is located.

23. SIGNS. The Premises shall be named the "Chandler Bank" and such wordage shall be prominently and exclusively displayed on the front of the Premises. Tenant shall have the right, at no expense to Landlord, to change the name on the Premises should Tenant's name change during the term of the Lease. Notwithstanding its right to have its name on this wall, Tenant shall have the exclusive right to erect unlimited additional sign(s), including facade and monument signage, and/or exterior lighting to the extent permitted by law, local codes, and/or ordinances.

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24. QUIET ENJOYMENT. Landlord warrants that Tenant, upon paying the Rents hereinbefore provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the Premises throughout the term hereof, without molestation or hindrance.

25. BANKRUPTCY. In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant's property for the benefit of creditors, Landlord may terminate this Lease only with the concurrence of a Receiver or Liquidator that has been appointed by the "Authority" referenced in Provision 29 below. Provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

26. LANDLORD'S REMEDIES.

     A. If Tenant shall be in default in performing any of the terms of this Lease other than the payment of Rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within ten (10) days after the receipt of such notice, or if the default is of such a character as to require more than ten (10) days to cure, then if Tenant shall fail within said ten (10) day period to commence and thereafter proceed diligently to cure such default, then, and in either of such events, Landlord may, at its option and in addition to its other legal remedies, cure such default for the account of Tenant and any sum so expended by Landlord shall be additional Rent for all purposes hereunder, and shall be paid by Tenant with the next monthly installment of Rent.

     B. If any Rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease and such default has not been cured after notice and within the time provided in this Provision above, or, if the Premises is abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right of re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease or, relet the Premises or any part thereof on such terms and conditions as are reasonably similar to those contained herein. The avails of such reletting shall be applied as follows:
     First, to the payment of any indebtedness of Tenant to Landlord other than Rent due hereunder. Second, to the payment of Rent due and unpaid hereunder. The residue, if any shall be paid to Tenant. Landlord shall use its absolute best efforts to relet that part of the Premises vacated for a Rental rate and under Rental terms substantially similar to those of Tenant under this Lease. Notwithstanding the above, if Tenant fails to make any rent payments on time such that Landlord is obligated to make any late payment charges or default interest charges to the underlying loan, Tenant agrees to pay any such late payment charges or default interest charges that result from Tenant's failure to pay the rent on time.


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27. FDIC REQUIRED PROVISION. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease this terminated by the Receiver or Liquidator, the maximum claim of landlord for Rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount in excess of all accrued and unpaid Rent to the date of termination.

28. PARKING. Notwithstanding the Reciprocal Easement between Warner Associates and First National Bank of Arizona dated April 14, 1981, Landlord warrants that Landlord will not Lease any of the designated Tenant parking spaces within the described Premises herein to a third party.

29. CAPACITY OF PARTIES. All corporate parties represent themselves to be existing corporations with their charters in full force and effect.

30. NON-LIABILITY OF SUN COMMUNITY BANCORP LIMITED OFFICERS AND DIRECTORS. Landlord acknowledges that it is entering into this Lease based solely upon the credit of Tenant, and not Tenant's officers, or directors, past, present or future, for the payment of the Rent and performance of Tenant's other obligations hereunder. Accordingly, Landlord's rights and remedies for any defaults of Tenant under this Lease are limited to pursuing Tenant. Tenant's officers or directors, past present or future, shall not be liable to Landlord for any such defaults. Any judgment obtained by Landlord as a result of such defaults by Tenant may only be satisfied out of the assets of Tenant, and Landlord may not satisfy any such judgment out of the assets of Tenant's officers or directors, past, present of future.

31. WHOLE AGREEMENT. This Lease constitutes the entire agreement and understanding between the parties and supersedes any other agreements, promises, representations, or understandings, either oral or written, between the parties relating to the transaction contemplated in this Lease. None of the prior or contemporaneous negotiations, preliminary drafts, or versions of this Lease not stated in this Lease shall be used to construe or affect the validity of this Lease. Each party acknowledges that neither party has agreed to or relied on any representations, inducements, or conditions not stated in this Lease.

32. DRAFTS. The parties do acknowledge that the drafting of this document was a result of their mutual efforts, each party having the opportunity to have their attorneys participate in the drafting of this Lease. The parties hereby recognize that in the event of a dispute, there shall be no presumption against the drafter of this Lease.

33. TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Lease. Tenant's ability to take position of the Premises and commence operating its business from the Premises on the commencement date, as defined in Provision #5, is a material part of the consideration for this Lease.

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34.  GOVERNING LAW. This Lease shall be governed by and interpreted under
Arizona law.

35. AMENDMENTS. This Lease may be amended only by a written document signed by each of the parties.

36. EFFECTIVE DATE. The effective date of this Lease is the date listed above in the first paragraph of this Lease.

37. SEVERABILITY. Wherever possible, each provision of this Lease shall be interpreted in a manner which makes the provision effective and valid under applicable law. If applicable law prohibits or invalidates any part or provision of this Lease, that particular part or provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease, unless the removal or alteration of that part or provision substantially defeats the basic intent of this Lease.

38. PARAGRAPH CAPTIONS. The paragraph captions are for purpose of clarity of reading and are without legal effect and should not be construed to either expand, limit or qualify the provisions contained in any paragraph.

39. EXHIBITS. Each of the parties has reviewed and approved all forms attached as exhibits to this Lease.

40. ADDITIONAL DOCUMENTS. Each party agrees to execute any additional documents reasonably requested by the other to carry out the intent of this Lease.

41. NOTICES. Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to its notice address set forth at the beginning of this Lease or at such other notice address as Tenant may from time to time designate in writing, and addressed to the resident agent, or at the Premises, and deposited in the mail, certified or registered mail, with postage prepaid.

42. SUCCESSORS. Subject to the Assignment of Purchase and Sale between Landlord and Tenant dated October 19, 1998, this Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.



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
IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

WITNESSES:
                                       LANDLORD, Chandler Properties Group, LLC
/s/ Thomas G. Rooney
----------------------                 /s/ Richard Flynn
                                       ----------------------------------------
                                       Richard Flynn, as Member
----------------------


WITNESSES:

/s/ Brian K. English                   TENANT, Sun Community Bancorp, Ltd.
----------------------
Brian K. English                       /s/ Joseph D. Reid
                                       ----------------------------------------
/s/ Stephan E. Holland                 Joseph D. Reid, Chairman, President
----------------------                 and CEO
Stephan E. Holland


PREPARED BY AND RETURN TO:
Brian K. English
ENGLISH AND REID P.L.C.
The Phoenix Building
222 Washington Square North
Suite 240
Lansing, Michigan 48933
Telephone: (517)342-5030

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                                   SCHEDULE A
                              PROPERTY DESCRIPTION

Escrow/Title No. 9805176 46

That part of the Northeast quarter of Section 20, Township 1 South, Range 5 East of Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the Northeast corner of the said Northeast quarter;

thence South 00 degrees 46 minutes 21 seconds East along the East line of said Northeast quarter, a distance of 845.00 feet;

thence South 00 degrees 46 minutes 21 seconds East parallel to said East line, a distance of 205.00 feet to a point on a property line corner of BROOKS CROSSING UNIT TWO, a subdivision recorded in Book 218 of Maps, page 8, records of Maricopa County, Arizona;

thence along the North line of said BROOKS CROSSING UNIT TWO, as follows:

South 44 degrees 13 minutes 39 seconds West 28.28 feet;

thence leaving the said North line of BROOKS CROSSING UNIT TWO, North 00 degrees 46 minutes 21 seconds West 225.00 feet;

thence North 89 degrees 13 minutes 39 seconds East 200.00 feet to the Point of Beginning


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                                   SCHEDULE C

                             RULES AND REGULATIONS

     Tenant and Tenant's servants, employees, agents, visitors, licensees or invitees shall comply with and observe the general rules and regulations for the Premises made or to be made by Landlord, which rules and regulations and all amendments thereto shall be taken as full force and effect after a copy thereof has been delivered to Tenant or left at the Premises. Nothing contained in such rules and regulations shall, at any time, be construed to modify, limit, alter, change or contradict the express terms of this Lease. In addition, Tenant shall comply with the following conditions and regulations:

     1. The entrances, passages, courts, elevators, vestibules, stairways, corridors, common areas or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

     2. The water closets and other plumbing fixtures shall not be used for any purposes other than those for which they are intended, and all damages resulting from any misuse of the fixtures shall be borne by Tenant who or whose servants, employees, agents, visitors, licensees or invitees shall have caused the same.

     3. No bicycles, vehicles or animals of any kind shall be brought into or kept in, on or about the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

     4. No space in the Premises shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property at any kind of auction.

     5. No tenant shall make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them, whether by the use of any musical instrument, radio, television, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or down the passageways.

     6. No tenant, nor any of the Tenant's servants, employees, agents, visitors, invitees or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

     7. No Tenant shall occupy or permit any portion of the Premises to be occupied or contain any illegal substance, nor shall the Premises be used for lodging or sleeping.

     8. Canvassing, soliciting and peddling in the Premises is prohibited, and each Tenant shall cooperate to prevent the same.




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
              Hereon this 12th day of March 1999, is executed this

                                FIRST AMENDMENT

                 to the Lease Agreement dated October 26, 1998,
         between Sun Community Bancorp Limited, an Arizona corporation, whose address is 2777 East Camelback Road, Phoenix, Arizona, as Tenant, and Chandler Properties Group, LLC, an Arizona
                    Limited Liability Company, as Landlord.

                                  WITNESSETH:

That Landlord has leased certain space located in Chandler, Arizona to Tenant under a Lease Agreement dated October 26, 1998.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties hereto, it is hereby agreed to make the following amendments to the Lease Agreement dated October 26, 1998:

FIRST. Except as herein expressly amended or modified, the terms and conditions of the Lease dated October 26, 1998 are hereby ratified and confirmed and shall remain in full force and effect.

SECOND. In the provision entitled "Demised Premises," the parties hereby agree to amend the address of the Demised Premises from "1940 North Alma School Road, Phoenix, Arizona" to "1940 North Alma School Road, Chandler, Arizona 85224", and

THIRD. In the provision entitled "Signs," the parties hereby agree to amend the name of the Demised Premises on all signs from the "Chandler Bank" to the "East Valley Community Bank."

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
IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year attested to above.

LANDLORD
Chandler Properties Group, LLC,
an Arizona Limited Liability Company

/s/ Richard N. Flynn
-----------------------------------
(Print Name below)  Its: Member



TENANT
Sun Community Bancorp Limited,
an Arizona corporation

/s/ Joseph D. Reid
-----------------------------------
(Print Name below)  Its: Chairman



Prepared by and return to:

Brian K. English, Esq.
THE ENGLISH LAW FIRM
The Phoenix Building
222 Washington Square North
Suite 240
Lansing, Michigan 48933
517-342-5030

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